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                                                                    EXHIBIT 22.1

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

LXE Inc.
125 Technology Parkway
P. O. Box 926000
Norcross, GA 30092-9600


EMS Technologies Canada, Ltd.
1725 Woodward Drive
Ottawa, Ontario K2C 0P9


EMS Holdings, Inc.
660 Engineering Drive
Norcross, GA 30092